UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2008

EnerLume Energy Management Corp.
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events

Item 8.01.  Other Events.

On August 8, 2008, a Stipulation of Dismissal of Appeal was filed in the United States Court of Appeals for the Second Circuit in re Yorks v. Host America Corp., Docket No. 08-1101-cv.  Putative shareholder Bart C. Hester had appealed from an order of the United States District Court for the District of Connecticut on February 5, 2008, which approved the settlement of a shareholders derivative action over Mr. Hester’s objection. By agreement of all parties, the appeal was dismissed with prejudice.

On September 2, 2008, the Connecticut Superior granted the parties’ joint motion to dismiss a derivative action that had named the Company as a nominal defendant. The suit, captioned Bart Hester v. Geoffrey W. Ramsey, et al.,  Docket No. UWY-CV-05-5001448-S (“Hester” action), had been filed in 2005 and had also named as defendants the Company’s board, Geoffrey Ramsey and Roger Lockhart. The court’s September 2, 2008 order dismisses the Hester action against all defendants with prejudice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERLUME ENERGY MANAGEMENT CORP.

Dated: September 8, 2008	By: /s/ Michael C. Malota
Michael C. Malota
Chief Financial Officer

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